Exhibit 99.1

PRIMUS TELECOMMUNICATIONS REPORTS

SECOND QUARTER 2008 FINANCIAL RESULTS

McLEAN, VA — (MARKET WIRE) – July 31, 2008 — PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL), a global, facilities-based integrated communications services provider, today announced its results for the quarter and six months ended June 30, 2008.

Second Quarter 2008 Highlights:

•	$236 Million Net Revenue, Up $10 Million or 5% From Prior Quarter

•	$15 Million Income from Operations, Up $5 Million From Prior Quarter

•	$24 Million Adjusted EBITDA, Up $9 Million From Prior Quarter

•	$64 Million of Debt Principal Reduction

•	Net Revenue and Adjusted EBITDA Guidance Adjusted Upward

PRIMUS reported second quarter 2008 net revenue of $236 million, up $10 million from $226 million in both the prior and year-ago quarters. The Company reported $44 million of net income for the quarter, compared to a net loss of $3 million in the prior quarter and net income of $12 million in the second quarter 2007. As a result, the Company reported basic and diluted net income per common share of $0.31 and $0.24, respectively, in the second quarter 2008, as compared to basic and diluted net loss per common share of ($0.02) in the prior quarter and basic and diluted net income per common share of $0.10 and $0.07, respectively, in the year-ago quarter.

“We are encouraged by our second consecutive quarter of net revenue growth. Based on this performance we are revising upward our 2008 revenue guidance. We are now targeting positive year-over-year revenue growth versus our earlier guidance of a 2% to 5% decline in 2008,” said K. Paul Singh, Chairman and Chief Executive Officer of PRIMUS. “We are also pleased that continued increases in our growth products have again eclipsed the decline in legacy services.”

“Growth in net revenue, together with continued cost management, has generated $24 million in Adjusted EBITDA, up sharply from $15 million in the first quarter. Even after excluding the $6 million regulatory award involving excessive pricing by Telstra, Adjusted EBITDA results represent a sequential increase of 17%.”

Also during the quarter, as previously announced, PRIMUS reduced outstanding debt principal by $63 million through private exchange transactions. The Company successfully issued $67 million principal amount of new debt plus $4.7 million in cash in exchange for $130 million principal amount of outstanding debt. This transaction reduced overall debt principal levels by 10%, reduced debt maturing in the latter half of 2009 from $28.1 million to $22.8 million, and reduced debt maturing in the latter half of 2010 from $133.6 million to $57.6 million.

Subsequent to the end of the second quarter, a Canadian affiliate, of which the Company currently owns slightly less than 50% of the equity, sold certain primarily rural WIMAX spectrum assets (representing approximately 10% of its spectrum population coverage) for cash consideration of $5 million. “While we continue to pursue other potential sales of select assets to improve liquidity and to narrow geographical focus to our major franchises, prevailing uncertainty in the capital markets combined with a weak overall economic outlook is likely to extend our time horizon to meet the goal of generating $50 million in cash proceeds from assets sales, particularly if valuation parameters are not at acceptable levels,” Mr. Singh said.

“In light of our revised revenue guidance and operating performance, and assuming currency exchange rates remain at current levels, we are adjusting upward our full year 2008 Adjusted EBITDA target to the vicinity of $75 million, versus a previous range of $65 million to $80 million. As in past quarters, that outcome will be influenced by the success we achieve in our expanded sales and marketing efforts. We continue to expect capital expenditures for the year to be in the $25 million to $30 million range, approximately $5 million lower than our initial guidance,” Mr. Singh concluded.

Second Quarter 2008 Financial Results

“Second quarter 2008 net revenue was $236 million, up 5% or $10 million from both the prior and year-ago quarters. The $10 million revenue increase as compared to the prior quarter was comprised of a $7 million increase in wholesale services revenue, a $3 million increase from the weakening of the United States dollar (primarily as compared to the Australian dollar) and stable retail services revenue,” said Thomas R. Kloster, Chief Financial Officer. “Our retail services revenue reflects continued increases from our growth products of broadband, VOIP, local, wireless, data and hosting revenues which, for the second quarter in a row, slightly exceeded the decline in legacy voice and dial-up Internet services revenue. The continued favorable retail revenue results lend validity to our strategy of making network investments and shifting resources to sales and marketing to promote our growth products.”

Net revenue from broadband, VOIP, local, wireless, data and hosting services was $62 million (26% of net revenue) for the second quarter 2008, up from $60 million (26% of net revenue) in the prior quarter—a sequential growth rate of 3%. The mix of net revenue was 79% retail (53% residential and 26% business) and 21% wholesale. The second quarter retail revenue mix of 79% compares to 82% and 81% in the prior and year-ago quarters, respectively. Geographic retail revenue mix, as a percent of total revenue, was comprised of 32% from Asia-Pacific, 29% from Canada, 7% from Europe and 11% from the United States.

Net revenue less cost of revenue was $94 million or 39.6% of net revenue in the second quarter as compared to $84 million and 37.3% in the prior quarter and $85 million and 37.4% in the year-ago quarter. In April 2008, the Australian Competition and Consumer Commission (“ACCC”) issued a Final Determination related to unconditional local loop services connection and call diversion charges. As a result, the Company received a cash refund of a portion of the previously paid excessive fees plus interest. The second quarter 2008 results included a $6 million benefit to cost of revenue from the refund mandated by the ACCC.

Selling, general and administrative (SG&A) expense in the second quarter was $70 million (29.7% of net revenue), up $1 million from $69 million in the prior quarter but down as a percentage of revenue from 30.6%, and up $1 million from $69 million (30.3% of net revenue) in the year-ago quarter. The sequential increase is partially attributable to a $1 million increase in advertising expense.

Income from operations was $15 million in the second quarter 2008 (including the $6 million regulatory award), an improvement of $5 million from the prior quarter (which included a $3 million gain from the sale of a minority equity investment) and an improvement of $7 million from the second quarter 2007.

Second quarter 2008 Adjusted EBITDA, as calculated in the attached schedule, was $24 million, an increase of $9 million from $15 million in the prior quarter and an increase of $8 million from $16 million in the year-ago quarter. The second quarter 2008 Adjusted EBITDA included the $6 million regulatory award.

Interest expense for the second quarter 2008 was $14 million, down $1 million from the prior quarter and down $2 million from the second quarter 2007. The sequential and year-over-year decrease is attributable to debt reduction transactions.

Net income was $44 million in the second quarter 2008 (including a $32 million gain from early extinguishment or restructuring of debt and an $8 million gain on foreign currency transactions), as compared to a net loss of ($3) million in the prior quarter (including a $2 million gain on early extinguishment or restructuring of debt and a $2 million gain on foreign currency transactions), and net income of $12 million in the second quarter 2007 (including a $2 million loss on early extinguishment or restructuring of debt and a $15 million gain on foreign currency transactions).

Basic and diluted net income per common share was $0.31 and $0.24, respectively, in the second quarter 2008, as compared to basic and diluted net loss per common share of ($0.02) in the prior quarter and basic and diluted net income per common share of $0.10 and $0.07, respectively, in the year-ago quarter. Adjusted Diluted Net Income Per Common Share, as calculated in the attached schedule, was $0.02 for the second quarter 2008, compared to a loss of ($0.07) for the first quarter 2008 and break-even in the year-ago quarter.

The Company is currently assessing the impact on its results of various matters that relate to income taxes. Therefore, certain figures presented in this press release, may, depending on the outcome of the assessment, differ from those that will be presented in the Company’s Form 10-Q for the periods ended June 30, 2008.

Liquidity and Capital Resources

PRIMUS ended the second quarter 2008 with an unrestricted cash balance of $56 million, stable with the balance as of the end of the first quarter 2008. Cash transactions were comprised of $8 million for capital expenditures, $14 million on debt coupon and other interest payments, $5 million to purchase and retire certain of the Company’s outstanding debt, and $1 million for scheduled debt principal reductions. These declines were offset by $24 million of Adjusted EBITDA, $2 million of interest income, $1 million released from restricted cash, and $1 million from working capital movements.

Free Cash Flow for the second quarter 2008, as calculated in the attached schedule, was $5 million (comprised of $13 million provided by operating activities and $8 million utilized for capital expenditures) as compared to negative ($14) million in the prior quarter and positive $1 million in the year-ago quarter.

The principal amount of PRIMUS’s long-term debt obligations as of June 30, 2008 was $585 million, as compared to $649 million at March 31, 2008.

The Company and/or its subsidiaries will evaluate and determine on a continuing basis, depending upon market conditions and the outcome of events and uncertainties described within any “forward-looking statement” descriptions in this release and its SEC filings, the most efficient use of the Company’s capital and resources, including investment in the Company’s network, systems, and product initiatives, purchasing, refinancing, exchanging, tendering for or retiring certain of the Company’s and/or its subsidiaries’ outstanding debt securities in privately negotiated transactions, open market transactions or by other direct or indirect means, issuing debt or equity or purchasing its equity in the open market to the extent permitted by existing covenants.

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The management of PRIMUS Telecommunications Group, Incorporated will conduct a conference call and Web cast for analysts and investors to discuss second quarter 2008 results on July 31, 2008, at 5:00 PM Eastern. Participants should dial 866-793-1343 (domestic) or 703-639-1314 (international) for telephone access or go to www.primustel.com for Web cast access about ten minutes prior to the scheduled start-time. Replay information will be available following the conclusion of the live broadcasts on the Company’s Web site.

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PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL) is an integrated communications services provider offering international and domestic voice, voice-over-Internet protocol (VOIP), Internet, wireless, data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Canada, Australia, the United Kingdom and western Europe. PRIMUS provides services over its global network of owned and leased transmission facilities, including approximately 500 points-of-presence (POPs) throughout the world, ownership interests in undersea fiber optic cable systems, 18 carrier-grade international gateway and domestic switches, and a variety of operating relationships that allow it to deliver traffic worldwide. Founded in 1994, PRIMUS is based in McLean, Virginia.

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Statements in this press release concerning revenue levels, VOIP, broadband, local, wireless, and data and hosting services prospects and the impact of targeted investments on our prospects, rates of decline in our legacy businesses, future revenue, Adjusted EBITDA and Free Cash Flow, financing/deleveraging/debt restructuring plans, future results, the telecommunications market environment, the effectiveness and profitability of new initiatives, selling, general and administrative expense and capital expenditures, changes in competitive circumstances (including pricing actions and regulatory rulings) and anticipated asset sales and liquidity constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: changes in business conditions; failure to realize future growth, including future growth related to new product and service initiatives; competitive market strategies including product bundling by competitors; new product initiatives; fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; adverse interest rate developments; faster than expected declines in legacy long distance voice and dial-up ISP businesses; fluctuations in prevailing trade credit terms or revenues due to the adverse impact of, among other things, telecommunications carrier bankruptcies or adverse bankruptcy related developments affecting our large carrier customers; the possible inability to raise additional capital or refinance indebtedness when needed, or at all; changes in the telecommunications or Internet industry; adverse tax rulings from applicable taxing authorities; broadband, Internet, VOIP, local, wireless, data and hosting, and telecommunications competition; a continuation or worsening of turbulent or weak financial, capital market and economic conditions; changes in service offerings or business strategies; difficulty in attracting and retaining customers; difficulty in providing VOIP services or new local, wireless, data and hosting or broadband services; adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services such as VOIP; restrictions on our ability to follow certain strategies or complete certain transactions as a result of our capital structure or debt covenants; adverse impacts arising out of or as a consequence of the Company’s external auditors issuing an adverse opinion on the effectiveness of the Company’s internal control over financial reporting due to a material weakness concerning taxes; risks associated with our limited DSL, Internet, VOIP, local, wireless and data and Web hosting experience and expertise; risks associated with reliance on the cooperation of incumbent carriers; risks and delays with deploying DSLAM networks; risks associated with the need to maintain and upgrade networks; entry into developing markets; the possible inability to hire and/or retain qualified sales, technical and other personnel, and to manage growth; risks associated with international operations; dependence on third parties to enable us to expand and manage our global network and operations and to provide local, wireless, data and hosting, and broadband services as well as to migrate customers; and the outbreak or escalation of hostilities or terrorist acts and adverse geopolitical developments. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult the discussion of risks and uncertainties under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Short and Long-Term Liquidity Considerations and Risks”; and “–Special Note Regarding Forward-Looking Statements” contained in our annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission.

This release includes certain non-GAAP financial measures as defined under SEC rules, which include Adjusted EBTIDA, Adjusted Diluted Income (Loss) Per Common Share, and Free Cash Flow. As required by SEC rules, we have provided a reconciliation of these measures to the most directly comparable GAAP measures, which is contained in the tables to this release and on our website at www.primustel.com. Additionally, information regarding the purpose and use for these non-GAAP financial measures is set forth with this press release in our Current Report on Form 8-K filed with the SEC on July 31, 2008, and available on our website.

For more information:

John DePodesta

Executive Vice President

PRIMUS Telecommunications Group, Incorporated

703 748-8050

ir@primustel.com

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
NET REVENUE	$236,462	$226,430	$462,542	$452,433

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation shown below)	142,739	141,643	284,518	285,659
Selling, general and administrative	70,247	68,516	139,416	136,212
Depreciation and amortization	8,095	7,343	16,056	13,900
(Gain) loss on sale or disposal of assets	115	676	(2,465)	684

Total operating expenses	221,196	218,178	437,525	436,455

INCOME FROM OPERATIONS	15,266	8,252	25,017	15,978

INTEREST EXPENSE	(13,554)	(16,424)	(28,747)	(29,858)
ACCRETION ON DEBT PREMIUM (DISCOUNT), NET	217	(76)	187	(374)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	32,177	(2,315)	34,487	(8,274)
INTEREST AND OTHER INCOME	1,992	1,058	2,957	2,554
FOREIGN CURRENCY TRANSACTION GAIN	8,134	15,081	9,841	18,055

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	44,232	5,576	43,742	(1,919)
INCOME TAX BENEFIT (EXPENSE)	357	6,691	(2,063)	5,686

INCOME FROM CONTINUING OPERATIONS	44,589	12,267	41,679	3,767

LOSS FROM DISCONTINUED OPERATIONS, net of tax	(91)	(166)	(180)	(266)
GAIN FROM SALE OF DISCONTINUED OPERS., net of tax	—	—	—	5,958

NET INCOME	$44,498	$12,101	$41,499	$9,459

BASIC INCOME (LOSS) PER COMMON SHARE:
Income from continuing operations	$0.31	$0.11	$0.29	$0.03
Loss from discontinued operations	(0.00)	(0.01)	(0.00)	(0.00)
Gain from sale of discontinued operations	—	—	—	0.05

Net income	$0.31	$0.10	$0.29	$0.08

DILUTED INCOME (LOSS) PER COMMON SHARE:
Income from continuing operations	$0.24	$0.07	$0.22	$0.02
Loss from discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)
Gain from sale of discontinued operations	—	—	—	0.04

Net income	$0.24	$0.07	$0.22	$0.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	142,633	115,715	142,633	114,928

DILUTED	190,328	184,719	195,221	184,467

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEET

(in thousands)

(unaudited)

June 30, 2008
Cash and cash equivalents	$55,550
Accounts receivable, net	118,412
Other current assets	19,470

TOTAL CURRENT ASSETS	193,432

Restricted cash	10,782
Property and equipment, net	147,753
Goodwill	40,539
Other intangible assets, net	989
Other assets	31,144

TOTAL ASSETS	$424,639

Accounts payable	$60,334
Accrued interconnection costs	49,396
Deferred revenue	15,839
Accrued expenses and other current liabilities	53,518
Accrued income taxes	26,070
Accrued interest	11,191
Current portion of long-term obligations	9,301

TOTAL CURRENT LIABILITIES	225,649

Non-current portion of long-term obligations	608,876
Other liabilities	80

TOTAL LIABILITIES	834,605

Stockholders’ deficit	(409,966)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$424,639

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007
NET INCOME (LOSS)	$44,498	$(2,999)	$12,101
Share-based compensation expense	70	62	67
Depreciation and amortization	8,095	7,961	7,343
(Gain) loss on sale or disposal of assets	115	(2,580)	676
Interest expense	13,554	15,193	16,424
Accretion on debt (premium) discount, net	(217)	30	76
Income tax (benefit) expense	(357)	2,420	(6,691)
(Gain) loss on early extinguishment or restructuring of debt	(32,177)	(2,310)	2,315
Foreign currency transaction gain	(8,134)	(1,707)	(15,081)
Interest and other income	(1,992)	(965)	(1,058)
Loss from discontinued operations, net of tax	91	89	166

ADJUSTED EBITDA	$23,546	$15,194	$16,338

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF DILUTED NET INCOME (LOSS) PER COMMON SHARE TO

ADJUSTED DILUTED NET LOSS PER COMMON SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS - DILUTED	$45,470	$(2,999)	$12,578
ADJUSTMENT FOR INTEREST EXPENSE ON DILUTIVE SHARES	(972)	—	(477)

NET INCOME (LOSS)	44,498	(2,999)	12,101
Add:
(Gain) loss on sale or disposal of assets	115	(2,580)	676
(Gain) loss on early extinguishment or restructuring of debt	(32,177)	(2,310)	2,315
Foreign currency transaction gain	(8,134)	(1,707)	(15,081)
Loss from discontinued operations, net of tax	91	89	166

	4,393	(9,507)	177

ADJUSTMENT FOR INTEREST EXPENSE ON DILUTIVE SHARES	—	—	—

ADJUSTED NET INCOME (LOSS)	$4,393	$(9,507)	$177

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	190,328	142,633	184,719
ANTI-DILUTIVE WEIGHTED AVERAGE COMMON SHARES OUTSTANDING ADJUSTMENT	(13,434)	—	(22,041)

ADJUSTED DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	176,894	142,633	162,678

DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.24	$(0.02)	$0.07

ADJUSTED DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.02	$(0.07)	$0.00

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

TO FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007
NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES	$12,832	$(7,528)	$12,127
Net cash used in purchase of property and equipment	(7,737)	(6,858)	(10,651)

FREE CASH FLOW	$5,095	$(14,386)	$1,476